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                                                                  Exhibit 10.142

                             REDEVELOPMENT AGREEMENT

     This Redevelopment Agreement (this "AGREEMENT") is made by and between CIN ARVADA, L.P., a Delaware limited partnership ("SELLER") and INLAND WESTERN ARVADA, L.L.C., a Delaware limited liability company ("INLAND"), in connection with the following facts:

     A. Seller has conveyed to Inland certain real property described as Lot 1-B, Block 1, Arvada Marketplace Filing No. 1 - 2nd Amendment, County of Jefferson, State of Colorado (the "INLAND PARCEL").

     B. The Inland Parcel is adjacent to real property owned by Seller and described as Lot 1-C, Block 1, Arvada Marketplace Filing No. 1 - 2nd Amendment, County of Jefferson, State of Colorado (the "SELLER PARCEL"), and the Seller Parcel, together with the Inland Parcel are sometimes herein collectively called the "SHOPPING CENTER."

     C. Seller anticipates that the Seller Parcel will be redeveloped, and the parties desire to set forth in this Agreement certain agreements, rights and obligations affecting the Seller Parcel and the Inland Parcel in connection with such redevelopment.

     Now, therefore, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   TENANT RELOCATIONS.

          A. OFFICE DEPOT. Office Depot, Inc. ("OD") currently occupies space on the Seller Parcel but has agreed to relocate to space on the Inland Parcel (the "OD RELOCATION SPACE") no later than 120 days after Seller has delivered the OD Relocation Space to OD, pursuant to the Amended and Restated Lease dated November 17, 2003, as it may be further amended (the "OD LEASE"). Inland hereby grants to Seller a temporary license for access to the OD Relocation Space and for access over, under and across the Inland Parcel to and from the OD Relocation Space, for the purpose of completing the landlord improvements required under the OD Lease. Such license includes without limitation the right to install connections between the OD Relocation Space and all utility facilities on the Inland Parcel and in the buildings on the Inland Parcel and the right to enter the buildings on the Inland Parcel to the extent necessary to complete such landlord improvements. Inland shall cooperate with Seller in all reasonable respects in connection with such work, at no out-of-pocket cost to Inland. For purposes of this Agreement, "out-of-pocket costs" shall be deemed to include reasonable legal fees charged by Inland's in-house legal department that are not in excess of market rates for such services.

          B. LADY OF AMERICA. Sweet Petunia Corporation, Inc., d/b/a Lady of America ("LADY") currently occupies space described as Unit X in the building located on the Inland Parcel at 7310 West 52nd Avenue (the "7310 BUILDING"), in accordance with a lease dated October 25, 1999, as amended (the "LADY LEASE"). Pursuant to Amendment No. 1 to the Lady Lease, Seller has exercised the landlord's right to relocate Lady to relocation space on the Inland Parcel more particularly described in the Lady Lease (the "LADY RELOCATION SPACE"). Seller

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shall be responsible for demolishing the demising walls and completing any landlord work under the Lady Lease. . The Relocation Construction Allowance (as such term is defined in the Lady Lease) has been paid or credited by Seller to Inland, and Inland has assumed all rights and obligations of the landlord with respect to the Relocation Construction Allowance and the Lady Lease. Inland agrees to use all commercially reasonable efforts to cause Lady to relocate to the Lady Relocation Space and to vacate its current space within 120 days from delivery of possession, all in accordance with the Lady Lease. Inland hereby grants to Seller a temporary license for access to the Lady Relocation Space and for access over, under and across the Inland Parcel to and from the Lady Relocation Space, for the purpose of completing any landlord work required under the Lady Lease with respect to the Lady Relocation Space. Such license includes without limitation the right to install connections between the Lady Relocation Space and all utility facilities on the Inland Parcel and in the buildings on the Inland Parcel and the right to enter the buildings on the Inland Parcel to the extent necessary to complete such landlord work. Inland shall cooperate with Seller in all reasonable respects in connection with the foregoing. Seller reserves to itself and its successors and assigns the right to enforce against Lady the terms of the Lady Lease insofar as they apply to the space occupied by Lady at the date hereof or to any unperformed obligations of Lady under the Lady Lease or to the obligations of Lady under the Lady Lease with respect to the landlord work required under the Lady Lease. Such rights shall include without limitation specific performance and all claims in tort or contract, provided, however, that Seller shall have no right to evict Lady from the Lady Relocation Space or to terminate the Lady Lease without the consent of Inland, which shall not be unreasonably withheld or delayed.

     2. DEMOLITION OF VACANT SPACE. Seller and Inland agree that Seller shall have the right, at its election, to demolish the portion of the 7310 Building indicated as "Possible Demo Area" on EXHIBIT A attached hereto, which area was excluded from the purchase price paid by Inland for the Inland Parcel. Such demolition may commence at any time after Lady has vacated such space. If Seller commences such demolition, Seller shall complete such demolition in a good and workmanlike manner at Seller's sole cost and in compliance with applicable law and, upon completion of such demolition, Seller shall reconstruct the easterly wall of the 7310 Building in accordance with plans and specifications reasonably acceptable to Inland, provided that Inland shall have sole discretion with respect to any changes to the basic footprint of the Possible Demo Area as shown on Exhibit A hereto. The parties agree that the exterior design of the easterly wall of the 7310 Building shall be consistent with the overall design and quality of the improvements on the Inland Parcel. Seller shall be responsible for obtaining all required permits and approvals for the demolition and for such reconstruction of the easterly wall. Inland hereby grants to Seller a license to enter upon the Inland Parcel and the 7310 Building as and when necessary to complete such demolition and reconstruction. Inland shall cooperate with Seller in all reasonable respects in connection with the foregoing, at no out-of-pocket cost to Inland. If Seller elects to undertake the demolition, Seller shall provide written notice to Inland and Seller shall use commercially reasonable efforts to complete the work within two (2) months following the date of such notice, If Seller elects not to undertake the demolition described in this paragraph, Seller shall provide written notice to Inland of such election. If Seller does not give written notice on or before the third (3rd) anniversary of this Agreement of its intention to demolish the Possible Demo Area, then Seller shall be deemed to have elected not to do so. If Seller elects, or is deemed to have elected, not to undertake such demolition, then Inland shall be required to purchase from Seller the portion of the 7310 Building that was excluded from the

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purchase price paid by Inland for the Inland Parcel by payment to Seller, within thirty (30) days after receipt of written notice from Seller, of the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) as the purchase price for said building area. Upon such payment, Seller shall have no further rights or obligations with respect to such building area.

     3. NO-BUILD AREA. In connection with a previous resubdivision affecting the Seller Parcel and the Inland Parcel, the City of Arvada (the "CITY") required Seller to establish an area (the "NO-BUILD AREA") along a portion of the property line between the two parcels, pursuant to the Declaration of No-Build Area recorded September 4, 2003 at Reception No. F1856413 in the real property records of Jefferson County, Colorado. In the event Seller determines that any relocation, modification or elimination of such No-Build Area would facilitate the redevelopment of the Seller Parcel, Inland and Seller shall cooperate reasonably and in good faith (at no out-of-pocket cost to Inland) to obtain the City's consent to such elimination, modification or relocation of the No-Build Area, and Inland agrees not to object to the same so long as it can be accomplished at no out-of-pocket cost to Inland and does not materially adversely affect the Inland Parcel. Inland shall execute such documents as may be reasonably requested by Seller to facilitate the relocation, modification or elimination of the No-Build Area.

     4. RESUBDIVISION; DEED. The parties acknowledge and agree that if Seller elects to undertake the demolition under Paragraph 2 above and/or to change or eliminate the No-Build Area described in Paragraph 3 above, then upon completion of the subdivision described below, the lot line between the Seller Parcel and the Inland Parcel shall be adjusted to a location approximately as shown on EXHIBIT C attached hereto. Seller shall cause such lot line adjustment or resubdivision to be completed at Seller's cost, and shall timely apply for appropriate adjustments to the tax parcels to reflect such subdivision. Inland shall cooperate fully with Seller and shall execute such applications, replats and other documents as may be reasonably required to accomplish the resubdivision or lot line adjustment, including obtaining, at Inland's expense, such consents, joinders and lien releases as may be reasonably required from any parties holding liens on the Inland Parcel. In connection with such lot line adjustment or resubdivision and upon completion of the subdivision process, Inland shall, within ten (10) days after request from Seller, deliver to Seller a deed for that portion of the Inland Parcel located east of the new lot line. The deed shall be a special warranty deed and title shall be subject to no monetary liens or mortgages (releases of the same to be obtained at Inland's sole expense, provided that Seller shall reimburse the reasonable out-of-pocket costs incurred by Inland in connection with the preparation and recording of such releases) and only to matters that were listed as exceptions to title on the deed from Seller to Inland conveying the Inland Parcel, except that any property deeded to Seller pursuant to this Paragraph 4 shall become part of the "Seller Tract" for all purposes under the document entitled Easements with Covenants and Restrictions Affecting Land ("ECR") recorded concurrently with this Agreement. Inland agrees that this Agreement and the completion of the lot line adjustment or Resubdivision by Seller shall be sufficient consideration for such deed and that Inland is holding title to such property for benefit of Seller until such deed is recorded. Until the first to occur of the date on which Inland delivers such deed to Seller, or the date on which Inland acquires the balance of the Possible Demo Area pursuant to Section 2 above, (a) Inland shall keep the Possible Demo Area insured under the property and commercial general liability policies for the rest of the Inland Parcel and improvements thereon and shall perform the same common area maintenance as it performs for the rest of the Inland Parcel, (b) Seller shall pay toward the costs of common area maintenance

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and taxes with respect to the Possible Demo Area the sum of $18,000 per year, payable in equal monthly installments of $1,500 per month, and (c) Inland shall arrange for regular inspections of the Possible Demo Area to detect leaks, security problems, pest infestation and similar matters. If Seller finds it necessary to do more than one lot line adjustment or resubdivision to accomplish the work described in Paragraphs 2 and 3 above, this Paragraph 4 shall apply to each such proceeding and Inland shall provide a deed as described above for each such proceeding.

     5. SELLER'S WORK. Any work on the Inland Parcel performed by Seller pursuant to Sections 1 or 4 of this Agreement shall be performed in a good and workmanlike manner. Seller shall obtain and maintain, or cause its contractors to obtain or maintain, during the course of such work a commercial general liability insurance policy with a combined single limit of at least $1,000,000 naming Inland as an additional insured, and shall provide a certificate of insurance evidencing such insurance prior to entry on the Inland Parcel. Upon completion of the work performed by Seller, Seller shall assign to Inland on a non-exclusive basis, without recourse or warranty, all warranties issued by contractors or suppliers with respect to such work, except to the extent Seller is required to assign such warranties to the tenants, and Seller shall reserve the right to enforce such warranties in the event of any claims of tenants or other third parties against Seller in connection with such work.

     6. INDEMNITY. Seller agrees to indemnify, defend and hold harmless Inland from and against any and all liabilities, claims, demands and expenses, including without limitation mechanics' and materialmen's liens arising out of Seller's activities on the Inland Parcel in connection with the completion of the landlord's work in the OD Relocation Space, any entry by Seller into the Lady Relocation Space and, if commenced by Seller, the demolition and reconstruction on the 7310 Building and the resubdivision or lot line adjustments, all as described in this Agreement, excluding, however, from such indemnity any matters arising out of the gross negligence or willful misconduct of Inland and excluding any exemplary, punitive or consequential damages.

     7. RUN WITH LAND. The rights and obligations of Seller and Inland set forth in this Agreement and all of the terms, covenants and conditions herein set forth, shall run with the land comprising the Inland Parcel and Seller Parcel and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     8.   DEFAULT AND REMEDIES.

          A. SELLER'S REMEDIES. If Inland defaults on its obligations hereunder and such default is not cured by the earlier of the third (3rd) business day after written notice thereof from Seller, then Seller shall have all remedies available at law or in equity, including without limitation, specific performance and injunctive relief. IN NO EVENT SHALL INLAND'S DIRECT OR INDIRECT MEMBERS, PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

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          B.   PURCHASER'S REMEDIES. If Seller defaults on its obligations hereunder for any reason except failure by Inland to perform hereunder, and such default is not cured by the third (3rd) business day after written notice thereof from Inland, then Inland shall have all remedies available at law or in equity, including without limitation, specific performance and injunctive relief. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT MEMBERS, PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

          C. ATTORNEYS' FEES. In the event either party hereto employs an attorney in connection with claims by one party against the other arising out of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorney's fees, incurred in connection with such claims.

     9.   MISCELLANEOUS PROVISIONS.

          A. HEADINGS. The paragraph, subparagraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

          B. INVALIDITY AND WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

          C. GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied and enforced in accordance with the law of the State of Colorado.

          D. AMENDMENTS; EXHIBITS. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. All exhibits attached hereto are incorporated herein by this reference for all purposes.

          E. TIME. Time is of the essence in the performance of this Agreement.

          F. NO ELECTRONIC TRANSACTIONS. The parties hereby acknowledge and agree this Agreement shall not be executed, entered into, altered, amended or modified by electronic means. Without limiting the generality of the foregoing, the parties hereby agree the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in the "Notices" section of this Agreement.

          G. NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall, unless

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otherwise provided herein, be given or served (a) by depositing the same in the
United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, or (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this paragraph. Notice given in accordance herewith shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee. Except for facsimile notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receipt copies of any notice shall not be deemed a failure to give notice.

Inland:                                    Copy to:

Inland Real Estate Acquisitions, Inc.      Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road                      2901 Butterfield Road
Oak Brook, Illinois 60523                  Oak Brook, Illinois 60523
Attention: G. Joseph Cosenza               Attention: Dennis Holland, Esq.
Telephone: 630-218-4948                    Telephone: 630-218-8000
Facsimile: 630-218-4935                    Facsimile: 630-218-4900

Seller:                                    Copies to:

CIN Arvada, L.P.                           Crow Holdings
c/o Crow Holdings                          2100 McKinney Avenue, Suite 700
2100 McKinney Avenue, Suite 700            Dallas, Texas 75201
Dallas, Texas 75201                        Attention: Rodney Whitley
Attention: Rodney Whitley                  Telephone: 214-661-8137
Telephone: 214-661-8137                    Facsimile: 214-661-8036
Facsimile: 214-661-8036

                                           And:

                                           Joanne Franzel, Esq.
                                           Gibson, Dunn & Crutcher LLP
                                           200 Park Avenue
                                           New York, New York 10166
                                           Telephone: 212-351-3877
                                           Facsimile: 212-351-4035

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                                           And

                                           F. Jonathan Dracos
                                           Investcorp International, Inc.
                                           280 Park Avenue
                                           New York, New York 10017
                                           Telephone: 212-599-4700
                                           Facsimile: 212-983-7073

          H. CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

          I. FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby.

          J. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered pursuant to this Agreement are and will be for the benefit of Seller and Inland only, and their respective successors and assigns, and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered pursuant to this Agreement.

                            SIGNATURES ON NEXT PAGE

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                                     SELLER:

                                     CIN ARVADA, L.P., a Delaware limited
                                     partnership

                                     By: CIN ARVADA GP, L.L.C., a Delaware
                                         limited liability company, General
                                         Partner

                                         By: InvestCenter IV, L.L.C., a Delaware
                                             limited liability company, Manager


                                             By:   /s/ F. Jonathan Dracos
                                                 -----------------------------
                                             Name: F. Jonathan Dracos
                                             Title: Chairman of the Executive
                                                    Committee

                                        8
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                               INLAND:

                               INLAND WESTERN ARVADA, L.L.C., a
                               Delaware limited liability company

                               By: Inland Western Retail Real Estate Trust, Inc.
                                   a Maryland corporation, its sole member


                                   By:     /s/ Valerie Medina
                                      ---------------------------------
                                   Name:       Valerie Medina
                                        -------------------------------
                                   Title:   Asst. Secretary
                                         ------------------------------

                                        9
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STATE OF      NY      )
                      ) ss:
COUNTY OF     NY      )

     The foregoing instrument was acknowledged before me this 28 day of April, 2004 by F. Jonathan Dracos, as Chairman of the Executive Committee of InvestCenter IV, L.L.C., a Delaware limited liability company, Manager of CIN Arvada GP, L.L.C., a Delaware limited liability company, General Partner of CIN ARVADA, L.P., a Delaware limited partnership.

     Witness my hand and official seal.

     My commission expires: 7/26/05


                                             /s/ Alex Hofmann
                                     -------------------------------
                                     Notary Public
                                               ALEX HOFMANN
                                     NOTARY PUBLIC, STATE OF NEW YORK
                                             NO. 01HO6028348
                                       QUALIFIED IN NEW YORK COUNTY
                                     COMMISSION EXPIRES JULY 26, 2005

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STATE OF ILLINOIS     )
                      ) ss:
COUNTY OF DUPAGE      )


     The foregoing instrument was acknowledged before me this 28th day of April, 2004 by Valerie Medina as Asst. Secy of Inland Western Retail Real Estate Trust, Inc., as sole member of Inland Western Arvada, L.L.C.

     Witness my hand and official seal.

     My commission expires:
                            ---------------------


                                         /s/ Kimberly A. Mitchell
                                         -----------------------------
                                         Notary Public

                 OFFICIAL SEAL
              KIMBERLY A. MITCHELL
       NOTARY PUBLIC - STATE OF ILLINOIS
        MY COMMISSION EXPIRES: 03-12-07

                                       11
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                                    EXHIBIT A

                            POSSIBLE DEMOLITION AREA

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[GRAPHIC]

PROJ #: 03.0145     EXHIBIT A - POSSIBLE DEMOLITION AREA      CLC ASSOCIATE
DATE:  04/16/04                                             8480 E. ORCHARD RD.
                            ARVADA MARKETPLACE                  SUITE 2000
                             52ND AND WADSWORTH              GREENWOOD VILLAGE
                                 ARVADA, CO                   COLORADO 80111
                                                              P 303 770 5600
                                                              F 303 770 2349
                                                               CLCASSOC.COM

                                                              ARCHITECTURE
                                                           ENGINEERING PLANNING
                                                          LANDSCAPE ARCHITECTURE
                                                              LAND SURVEYING

1 OF 1                     REDEVELOPMENT AGREEMENT

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

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                                    EXHIBIT C

                          POSSIBLE CHANGES TO LOT LINE

[GRAPHIC]

PROJ #: 03.0145   EXHIBIT C - LOT LINE MODIFICATIONS, NORTH    CLC ASSOCIATES
DATE:  04/16/04                                              8480 E. ORCHARD RD.
                            ARVADA MARKETPLACE                   SUITE 2000
                             52ND AND WADSWORTH               GREENWOOD VILLAGE
                                 ARVADA, CO                    COLORADO 80111
                                                               P 303 770 5600
                                                               F 303 770 2349
                                                                CLCASSOC.COM

                                                               ARCHITECTURE
                                                           ENGINEERING PLANNING
                                                          LANDSCAPE ARCHITECTURE
                                                              LAND SURVEYING

1 OF 2                     REDEVELOPMENT AGREEMENT

[GRAPHIC]

PROJ #: 03.0145   EXHIBIT C - LOT LINE MODIFICATIONS, SOUTH   CLC ASSOCIATES
DATE:  04/16/04                                             8480 E. ORCHARD RD.
                            ARVADA MARKETPLACE                  SUITE 2000
                             52ND AND WADSWORTH              GREENWOOD VILLAGE
                                 ARVADA, CO                   COLORADO 80111
                                                              P 303 770 5600
                                                              F 303 770 2349
                                                               CLCASSOC.COM

                                                               ARCHITECTURE
                                                           ENGINEERING PLANNING
                                                          LANDSCAPE ARCHITECTURE
                                                              LAND SURVEYING

2 OF 2                     REDEVELOPMENT AGREEMENT